UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2016 (June 20, 2016)

 HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

The information disclosed under Item 8.01 of this report under —Monthly Operating Report and—Cautionary Note Regarding Monthly Operating Report is incorporated herein by reference.

Item 8.01          Other Events.

Monthly Operating Report

As previously disclosed, on February 2, 2016 (the “Petition Date”), Hancock Fabrics, Inc. (“Hancock”) and all of Hancock’s direct and indirect subsidiaries (collectively with Hancock, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Hancock Fabrics, Inc., et al.” Case No. 16-10296.

During the pendency of the Chapter 11 Cases, Hancock has adopted a modified reporting program with respect to its reporting obligations under federal securities laws. In lieu of filing annual reports on Form 10-K and quarterly reports on Form 10-Q, each month Hancock will file with the Securities and Exchange Commission a current report on Form 8-K that will have attached to it the monthly financial report required to be filed with the Bankruptcy Court.

On June 20, 2016, the Debtors filed their monthly operating report for the period beginning May 1, 2016 and ending May 28, 2016 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Monthly Operating Report

Hancock cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of Hancock.  The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases.  Hancock is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous.  The Monthly Operating Report was not audited or reviewed by independent public accountants, does not contain all of the information and footnotes required by generally accepted accounting principles in the United States, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in Hancock’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Hancock’s reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and such information might not be indicative of Hancock’s financial condition or operating results for the period that would be reflected in Hancock’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

99.1	Monthly Operating Report for the period beginning May 1, 2016 and ending May 28, 2016.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements about Hancock’s expectations, beliefs, plans, objectives, assumptions and future events are not statements of historical fact and reflect only Hancock’s current expectations regarding these matters. Hancock’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: (i) the potential adverse impact of the Chapter 11 Filings on Hancock’s liquidity or results of operations; (ii) the outcome or timing of the Chapter 11 Cases; (iii) the effect of the Chapter 11 Filings on Hancock’s relationships with third parties, regulatory authorities and employees; (iv) the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, including proceedings that may be brought by third parties in connection with the Chapter 11 Cases; (v) the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general; (vi) restrictions on the Debtors due to the terms of debtor-in-possession financing facilities and restrictions imposed by the Bankruptcy Court; (vii) the increased administrative costs related to the Chapter 11 Cases; (viii) Hancock’s ability to maintain adequate liquidity to fund operations during the Chapter 11 Cases and thereafter; (ix) any revisions to the Monthly Operating Report or the February Monthly Operating Report and (x) other factors listed from time to time in Hancock’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and Hancock undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: June 23, 2016	By:	/s/ Rebecca I. Flick
	Name:	Rebecca I. Flick
	Title:	Executive Vice President and Chief Financial Officer